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                                                                    EXHIBIT 99.6



                            CONSENT OF JOHN R. BIRK

To Specialty Products & Insulation Co.

          The undersigned hereby consents to the use of his name in the Registration Statement on Form 10 filed by Specialty Products & Insulation Company with the U.S. Securities and Exchange Commission.


                                        /s/ John R. Birk
                                        ----------------------
                                            John R. Birk


Ponte Vedra Beach, Florida
December 16, 1998